Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

General

Lumber Liquidators Holdings, Inc. was incorporated in Delaware on November 12, 2009. The following discussion is a summary of the terms of our capital stock, our certificate of incorporation and our bylaws, as well as certain applicable provisions of Delaware law. Our certificate of incorporation and bylaws are filed as exhibits to the Current Report on Form 8-K to which this description is an exhibit.

Common Stock

Our authorized capital stock consists of 35,000,000 shares of common stock, with a par value of $0.001 per share and 8,000,000 shares of preferred stock. As of January 4, 2010, 27,239,086 shares of common stock were outstanding.

Holders of common stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. In addition, holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

In the event of any reorganization of Lumber Liquidators Holdings, Inc. with one or more corporations or a merger or share exchange of Lumber Liquidators Holdings, Inc. with another corporation in which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property, including cash, all holders of our common stock will be entitled to receive with respect to each share held the same kind and amount of shares of stock and other securities and property, including cash. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes the issuance of an aggregate of 8,000,000 shares of preferred stock. As of January 4, 2010, no shares of preferred stock were outstanding.

Our board of directors may, from time to time, direct the issue of shares of preferred stock in series and may, at the time of issue, determine the designation, powers, rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Lumber Liquidators Holdings, Inc. before any payment is made to the holders of common stock. Under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of securities of Lumber Liquidators Holdings, Inc. or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of common stock.

Pre-emptive Rights

Our shareholders are not entitled to pre-emptive rights to subscribe for additional issuances of common stock or any other class or series of common stock or any security convertible into such stock.

Certain Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation provides for the board to be divided into three classes, as nearly equal in number as possible, serving staggered terms. About one-third of the board will be elected annually, and each member will serve a three-year term. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting shares from obtaining control of the board until the second annual shareholders meeting following the date the acquirer obtains the controlling share interest. The classified board provision is designed to have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Lumber Liquidators Holdings, Inc. and to increase the likelihood that incumbent directors will retain their positions. Under Delaware law, directors of a corporation with a classified board may only be removed for cause unless the certificate of incorporation provides otherwise. Our certificate of incorporation does not provide that our shareholders can remove the directors without cause.

Our certificate of incorporation provides that shareholder action can be taken only at an annual or special meeting of shareholders and cannot be taken by written consent in lieu of a meeting. Our bylaws provide that, except as otherwise required by law, annual or special meetings of the shareholders can only be called pursuant to a resolution adopted by a majority of the total number of directors then in office or by the chairman of the board. Shareholders are not permitted to call a general meeting or to require the board of directors to call a general meeting. The bylaws establish an advance notice procedure for shareholder proposals to be brought before a general meeting of shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at a general meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although neither the certificate of incorporation nor the bylaws gives the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals about other business to be conducted at a general meeting, the certificate of incorporation and the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Lumber Liquidators.

Our certificate of incorporation provides that the provisions of Section 203 of the Delaware General Corporation Law, which relate to business combinations with interested shareholders, will apply to Lumber Liquidators Holdings, Inc. Section 203 provides that, subject to certain exceptions, an interested stockholder of a Delaware corporation may not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder. Under Section 203, an “interested stockholder” is a person who, together with affiliates and associates, owns or, in some cases, within three years prior owned, 15% or more of the corporation’s voting stock.

Our board of directors will be permitted to alter certain provisions of our bylaws without obtaining shareholder approval.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by the Delaware General Corporation Law as in effect from time to time. Our bylaws provide that, to the full extent permitted by law, we will indemnify any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or serves or served as a director or officer of any other enterprise at our request.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LL.”

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